UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2003

HUGHES SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Florida	001-08772	59-0559446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hughes Way, Orlando, Florida	32805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 841-4755

N/A

(Former Name or Former Address, if Changed Since Last Report)

On January 5, 2004, we filed a report on Form 8-K reporting the acquisition of Century Maintenance Supply, Inc. This amendment no. 1 amends the Form 8-K to include the financial statements required by Item 7.

Item 2.	Acquisition of Assets.

On December 19, 2003, we acquired Century Maintenance Supply, Inc., a leading distributor of maintenance, repair and operations (MRO) products serving the multi-family apartment market, for total consideration (excluding transaction costs) of approximately $361.7 million, including the assumption of indebtedness. Century has a nationwide distribution network of 39 strategically located branches in major metropolitan markets in 35 states. We acquired Century pursuant to the terms of an Agreement and Plan of Merger dated as of November 26, 2003, among Hughes Supply, Inc., MRO Merger Corp., Century Maintenance Supply, Inc., FS Equity Partners IV, L.P., Century Airconditioning Holdings, Inc., and Dennis C. Bearden, which is attached to this Report as Exhibit 2.1 and incorporated herein by reference, as amended by the First Amendment to the Agreement and Plan of Merger, which is attached to this Report as Exhibit 2.2 and incorporated herein by reference.

We financed this acquisition as follows:

•	We borrowed $250.0 million under a new, unsecured term loan agreement with Lehman Commercial Paper, Inc., SunTrust Bank, other lenders that from time to time become parties thereto, and SunTrust Bank, as agent. The term loan agreement, which matures on March 31, 2005, contains financial and other covenants, including limitations on dividends and maintenance of certain financial ratios, essentially identical to the covenants in our revolving credit facility, as amended on the date of the term loan agreement. Interest under the term loan agreement is payable at market rates plus applicable margins and the term loan debt presently ranks on parity with our other senior debt. The term loan agreement is attached to this Report as Exhibit 10.1 and incorporated herein by reference.

•	We borrowed the balance of the consideration under our existing $290.0 million revolving credit agreement with SunTrust Bank, individually and as agent for other lenders that from time to time are parties thereto. Effective December 19, 2003, the revolving credit agreement was amended to permit the new term loan borrowings and to make the financial and other covenants essentially the same as those in the term loan agreement. The amendment to the revolving credit agreement is attached to this Report as Exhibit 10.2 and incorporated herein by reference.

If for any reason we do not repay the term loan agreement prior to June 30, 2004, all loans outstanding under the term loan agreement on that date will convert to subordinated loans maturing on March 31, 2005. Upon converting to subordinated loans, the applicable interest rate margin will increase by 4.0% for base rate loans and 4.25% for Eurodollar loans, and some of the financial covenants will become less stringent. We also may be required by the lenders to pursue the repayment of the subordinated loans from the sale of high yield securities.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) The audited consolidated balance sheet of Century Maintenance Supply, Inc. as of December 31, 2002 and audited consolidated statements of income, changes in stockholders’ deficit and cash flows for the year ended December 31, 2002, and the independent auditors’ report related thereto, are set forth in Exhibit 99.1 to this Report.

The unaudited condensed consolidated balance sheet of Century Maintenance Supply, Inc. as of September 30, 2003 and unaudited condensed consolidated statements of income and cash flows for the nine months ended September 30, 2003 and September 30, 2002, are set forth in pages F-60 to F-67 of our prospectus supplement filed on January 8, 2004 with the Securities and Exchange Commission (Registration No. 333-110150) and incorporated herein by reference.

(b) The pro forma financial information required by this item for the nine months ended October 31, 2003 and the year ended January 31, 2003, are set forth under the columns entitled “Pro Forma for Century Acquisition” in the tables and related notes in pages S-16 to S-19 of our prospectus supplement filed on January 8, 2004 with the Securities and Exchange Commission (Registration No. 333-110150) and incorporated herein by reference.

(c) Exhibits. The following documents are filed as exhibits to this Report:

2.1	Agreement and Plan of Merger dated as of November 26, 2003, among Hughes Supply, Inc., MRO Merger Corp., Century Maintenance Supply, Inc., FS Equity Partners IV, L.P., Century Airconditioning Holdings, Inc., and Dennis C. Bearden (pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Agreement and Plan of Merger have been omitted; we agree to furnish copies of such items supplementally to the Commission upon request) (filed as Exhibit 2.1 to the Current Report on Form 8-K filed on January 5, 2004 and incorporated herein by reference).

2.2	First Amendment to Agreement and Plan of Merger dated as of December 19, 2003 (filed as Exhibit 2.2 to the Current Report on Form 8-K filed on January 5, 2004 and incorporated herein by reference).

10.1	Senior Term Loan Agreement dated as of December 19, 2003, among Hughes Supply, Inc., Lehman Commercial Paper, Inc., SunTrust Bank, and each of the several other banks and financial institutions from time to time party thereto, Lehman Brothers, Inc. and SunTrust Robinson Humphrey, as exclusive joint advisors, joint book managers and joint lead arrangers, and SunTrust Bank, as administrative agent (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 5, 2004 and incorporated herein by reference).

10.2	First Amendment to Revolving Credit Agreement dated as of December 19, 2003, among Hughes Supply, Inc., the several banks and other financial institutions from time to time party thereto, and SunTrust Bank, as administrative agent (filed as Exhibit 10.2 to the Current Report on Form 8-K filed on January 5, 2004 and incorporated herein by reference).

23.1	Consent of Deloitte & Touche LLP.

99.1	Audited Consolidated Balance Sheet of Century Maintenance Supply, Inc. as of December 31, 2002 and Audited Consolidated Statements of Income, Changes in Stockholders’ Deficit and Cash Flows for the year ended December 31, 2002, and the Independent Auditors’ Report Related thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hughes Supply, Inc.

Date:	January 8, 2004	By:	/s/ David Bearman
David Bearman Executive Vice President and Chief Financial Officer

Index to Exhibits filed with Form 8-K

Exhibit	Description of Exhibit

23.1	Consent of Deloitte & Touche LLP

99.1	Audited Consolidated Balance Sheet of Century Maintenance Supply, Inc. as of December 31, 2002 and Audited Consolidated Statements of Income, Changes in Stockholders’ Deficit and Cash Flows for the year ended December 31, 2002, and the Independent Auditors’ Report Related thereto.